Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709
Brink's Reports Improved Second-Quarter Results
GAAP EPS $.01 vs $(.26); Non-GAAP EPS $.38 vs $.30
Profits Improve Despite Currency Headwinds
Management Changes Announced

RICHMOND, Va., July 28, 2016 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported second-quarter earnings.

Second-Quarter Highlights
GAAP:

•	9% organic revenue growth

•	Operating profit $22 million vs loss of $15 million; operating margin 3.0% up 490 bps from (1.9)% in 2015 (4.4% in 2016, excluding currency)

•	Net income $.3 million, up from ($12.9) million in 2015

•	EPS $.01 vs ($.26)

•	Currency translation reduced revenue by $81 million, operating profit by $14 million, EPS by $.13
Non-GAAP:

•	5% organic revenue growth

•	Operating profit $38 million, up 24% (49% organic growth); operating margin 5.3%, up 120 bps from 4.1% in 2015 (6.0% in 2016, excluding currency)

•	Trailing 12-month Adjusted EBITDA $284 million

•	EPS $.38 vs $.30 up 27% from 2015

•	Currency translation reduced revenue by $56 million, operating profit by $9 million, EPS by $.10

Doug Pertz, president and chief executive officer, said: “I'm very excited about joining Brink's because of the tremendous opportunity we have to create value for all of our stakeholders. Our primary objective is to restore confidence in the Brink's brand among investors, employees and customers. My immediate focus is on improving results in the U.S. Doing so is the first step in growing Adjusted EBITDA and, ultimately, our valuation multiples. To that end, I have assumed the additional responsibility for leading our U.S. operations, which enables me to accelerate my knowledge of the business and drive improvement more quickly.

“We have some great strengths on the Brink's team, and we're building on those strengths with new additions in key positions. We’ve already announced changes at the CFO and CIO level, and today we announced additional structural and organizational management changes that will sharpen our focus on improving results throughout our global markets.

“The improvement in second-quarter non-GAAP earnings was driven primarily by organic growth in Latin America and lower corporate expenses, partially offset by ongoing currency headwinds. So far this year, the currency impact has been milder than expected, but this could change given global economic uncertainty.

“We expect full-year non-GAAP earnings of $1.95 to $2.10 per share, down slightly from our prior range of $2.00 to $2.20, due mainly to lower-than-expected profits in the U.S. and Mexico. Our 2016 non-GAAP revenue outlook is unchanged at approximately $2.9 billion.”

Management Changes
On July 14, Brink’s announced that Ron Domanico joined the company as chief financial officer, replacing Joe Dziedzic, who served as CFO since 2009 and will remain at the company until September 30. Brink’s also announced that Rohan Pal joined the company as chief information officer and chief digital officer (CIO and CDO).

Brink’s today announced several structural organizational and management changes designed to increase management focus and accelerate operational improvement throughout its global footprint. Doug Pertz, president and CEO, has assumed the additional role of president of U.S. operations, the company’s largest operating unit and its most critical profit improvement opportunity. Amit Zukerman, executive vice president and president, global operations and Brink’s Global Services, has assumed responsibility for France operations in addition to his current responsibilities. Mike Beech has been named executive vice president, Mexico and Brazil operations, and will be particularly focused on driving near-term improvement in Mexico. Chris Parks will continue in his role as vice president and general manager of Brink’s Canada and will report directly to Doug Pertz.

Corporate Expenses
Second-quarter corporate expenses totaled $13 million, down from $22 million last year due primarily to lower executive variable compensation expense. Corporate expenses include regional management costs, costs related to global programs and initiatives, and costs to perform activities required by public companies.

Capital Expenditures and Capital Leases
Through June 30, capital expenditures and capital lease additions were $58 million compared to $41 million on a GAAP basis and $55 million compared to $41 million on a non-GAAP basis in 2015. Full-year 2016 expenditures are expected to total $135 million to $145 million on a GAAP basis and $130 million to $140 million on a non-GAAP basis, an increase from prior guidance of $10 million due to increased vehicle purchases in the U.S. to lower operating costs.

Income Taxes
On a GAAP basis, second-quarter expense was $15 million (effective rate of 81%) versus $8 million (effective rate of negative 40%) in 2015.  The 2016 rate was affected by costs related to exiting Ireland for which no tax benefit can be recorded.  Tax rates in both periods were affected by the non-deductible remeasurement charges related to Venezuela currency devaluation.  The full-year approximation of a GAAP effective tax rate is expected to be about 50%.  This rate does not consider Venezuela activity for the second half of the year due to the inability to accurately forecast results from Venezuela operations and the exchange rate used to measure those operations. Non-GAAP earnings for the second-quarter reflect an effective tax rate of 39%, which is the full-year estimated non-GAAP effective tax rate.

Conference Call
Brink’s will host a conference call on July 28 at 11:00 a.m. Eastern Time to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international) Participants should call in at least five minutes prior to the start of the call. Participants can pre-register at http://dpregister.com/10089747 to receive a direct dial-in number for the call. The call also will be accessible via live webcast at www.Brinks.com. A replay of the call will be available through August 28, 2016, at 877-344-7529 (in the U.S.) or (412) 317-0088 (international). The conference number is 10089747. A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services. For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Summary of Second-Quarter and First Half Results(a)

	Second Quarter			First Half
(In millions, except for per share amounts)	2016	2015	% Change	2016	2015	% Change

GAAP
Revenues	$740	760	(3)	$1,461	1,536	(5)
Operating profit (loss)	22	(15)	fav	36	(2)	fav
Income (loss) from continuing operations(b)	—	(13)	fav	(3)	(14)	(79)
Diluted EPS from continuing operations(b)	0.01	(0.26)	fav	(0.06)	(0.28)	(79)

Non-GAAP
Non-GAAP revenues	$717	748	(4)	$1,405	1,504	(7)
Non-GAAP operating profit	38	31	24	69	71	(3)
Non-GAAP income from continuing operations(b)	19	15	28	34	37	(8)
Non-GAAP diluted EPS from continuing operations(b)	0.38	0.30	27	0.68	0.74	(8)
Adjusted EBITDA(g)	70	64	9	132	139	(5)

Summary Reconciliation of Second-Quarter and First Half GAAP to Non-GAAP EPS(a)

	Second Quarter		First Half
	2016	2015	2016	2015
GAAP EPS	$0.01	$(0.26)	$(0.06)	$(0.28)
Venezuela operations(c)	0.09	0.50	0.13	0.72
Reorganization and Restructuring costs(d)	0.03	(0.02)	0.11	—
U.S. and Mexican retirement plans	0.10	0.10	0.20	0.21
Acquisitions and dispositions(e)	0.12	(0.01)	0.24	(0.01)
Income tax rate adjustment(f)	0.02	(0.02)	0.05	0.09
Non-GAAP EPS	$0.38	$0.30	$0.68	$0.74
Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on pages 14-18.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

(c)
Given the inability to repatriate cash, hyperinflation, fixed exchange rate policy, continued currency devaluations, and the difficulty raising prices and controlling costs, our non-GAAP results exclude Venezuela operations. Management believes excluding Venezuela enables investors to more effectively evaluate the company’s performance between periods.

(d)
Charges of $0.3 million were recognized in the first half of 2015 associated with the 2014 restructuring. Brink's initiated an additional restructuring in 2015 and recognized an additional $4.4 million in the first half of 2016. We recognized $3.8 million in charges in the first half of 2016 related to executive leadership and Board of Directors restructuring actions, which were announced in January 2016. See page 12 for more details.

(e)	See page 13.

(f)	The effective income tax rate in the interim period is adjusted to be equal to the estimated full-year non-GAAP effective income tax rate of 39.0% for 2016 (compared to 37.0% for 2015).

(g)	Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Second-Quarter 2016 vs. 2015

		Organic	Acquisitions /			% Change
	2Q'15	Change	Dispositions(a)	Currency(b)	2Q'16	Total	Organic
Revenues:
U.S.	$184	(2)	—	—	183	(1)	(1)
France	107	(2)	—	2	108	—	(1)
Mexico	85	6	—	(14)	77	(9)	7
Brazil	68	9	—	(10)	67	(1)	13
Canada	40	—	—	(2)	38	(4)	1
Largest 5 Markets	484	12	—	(23)	473	(2)	3
Latin America	91	21	—	(27)	85	(7)	23
EMEA	112	(4)	(11)	(2)	96	(14)	(3)
Asia	39	4	—	(1)	42	8	9
Global Markets	242	21	(11)	(30)	223	(8)	9
Payment Services	22	2	—	(3)	21	(5)	7
Revenues - non-GAAP	748	35	(11)	(56)	717	(4)	5

Other items not allocated to segments(d)	12	35	2	(25)	23	89	fav
Revenues - GAAP	$760	69	(9)	(81)	740	(3)	9

Operating profit:
U.S.	$6	(8)	—	—	(2)	unfav	unfav
France	7	3	—	—	10	51	48
Mexico	5	(1)	—	(1)	3	(31)	(20)
Brazil	2	1	—	—	3	19	33
Canada	2	(1)	—	—	1	(42)	(38)
Largest 5 Markets	22	(6)	—	(1)	16	(29)	(26)
Latin America	19	10	—	(8)	21	8	52
EMEA	9	—	1	—	10	9	(1)
Asia	6	1	—	—	7	19	19
Global Markets	34	11	1	(9)	38	10	32
Payment Services	(4)	2	—	—	(2)	(46)	(41)
Corporate items(c)	(22)	8	—	—	(13)	(39)	(37)
Operating profit - non-GAAP	31	15	1	(9)	38	24	49

Other items not allocated to segments(d)	(45)	39	(5)	(5)	(16)	(65)	(87)
Operating profit (loss) - GAAP	$(15)	54	(4)	(14)	22	fav	fav

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions and dispositions of assets and of businesses.

(b)
The amounts in the “Currency” column consist of the amortization of Venezuela non-monetary assets not devalued under highly inflationary accounting rules and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required by public companies.

(d)	See pages 12-13 for more information.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

First Half 2016 vs. 2015

		Organic	Acquisitions /			% Change
	YTD '15	Change	Dispositions(a)	Currency(b)	YTD '16	Total	Organic
Revenues:
U.S.	$368	(6)	—	—	361	(2)	(2)
France	213	—	—	—	213	—	—
Mexico	171	11	—	(29)	152	(11)	6
Brazil	142	17	—	(32)	127	(10)	12
Canada	78	1	—	(6)	74	(5)	2
Largest 5 Markets	972	23	—	(67)	927	(5)	2
Latin America	182	39	—	(57)	164	(10)	21
EMEA	228	(13)	(18)	(5)	192	(16)	(6)
Asia	77	5	—	(2)	81	4	7
Global Markets	487	31	(18)	(64)	436	(10)	6
Payment Services	45	6	—	(9)	42	(7)	12
Revenues - non-GAAP	1,504	60	(18)	(140)	1,405	(7)	4

Other items not allocated to segments(d)	33	94	2	(73)	56	71	fav
Revenues - GAAP	$1,536	153	(16)	(213)	1,461	(5)	10

Operating profit:
U.S.	$15	(18)	—	—	(4)	unfav	unfav
France	11	4	—	—	15	35	33
Mexico	12	(5)	—	(1)	6	(49)	(40)
Brazil	8	3	—	(2)	9	5	34
Canada	4	(1)	—	—	3	(22)	(15)
Largest 5 Markets	50	(18)	—	(4)	29	(42)	(35)
Latin America	36	19	—	(16)	38	7	52
EMEA	17	(2)	2	—	17	(3)	(10)
Asia	12	1	—	—	13	8	10
Global Markets	65	18	2	(17)	69	5	28
Payment Services	(3)	1	—	—	(2)	(38)	(34)
Corporate items(c)	(41)	8	—	7	(27)	(36)	(20)
Operating profit - non-GAAP	71	10	2	(14)	69	(3)	14

Other items not allocated to segments(d)	(73)	57	(11)	(7)	(33)	(55)	(79)
Operating profit (loss) - GAAP	$(2)	67	(9)	(21)	36	fav	fav

Amounts may not add due to rounding.

See page 5 for footnote explanations.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2016 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact, tax rate, capital expenditures and adjusted EBITDA; expected costs related to the Company’s Ireland operations and expected cost savings from Reorganization and Restructuring activities. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability in our largest five markets; our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; continuing market volatility and commodity price fluctuations and their impact on the demand for our services; our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico; investments in information technology and adjacent businesses and their impact on revenue and profit growth; our ability to develop and implement solutions for our customers and gain market acceptance of those solutions; our ability to maintain an effective IT infrastructure and safeguard confidential information; risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on and cost of repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages; our ability to integrate successfully recently acquired companies and improve their operating profit margins; costs related to dispositions and market exits; our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets; the willingness of our customers to absorb fuel surcharges and other future price increases; our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers; variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer; our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance; our loss experience and changes in insurance costs; costs associated with the purchase and implementation of cash processing and security equipment; employee and environmental liabilities in connection with our former coal operations, including black lung claims incidence; the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations; changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions; the nature of our hedging relationships; counterparty risk; changes in estimates and assumptions underlying our critical accounting policies; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of the Company's business and reputation; access to the capital and credit markets; seasonality, pricing and other competitive industry factors;
and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2015, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

	2015 GAAP	2015 Non-GAAP(a)	2016 GAAP Outlook(c)	2016 Non-GAAP Outlook(a)
Revenues(a)	$3,061	2,977	~2,950	~2,900
Operating profit (loss)(a)	57	157	135 – 150	185 – 200
Nonoperating expense	(16)	(15)	(17)	(17)
Provision for income taxes(a)	(67)	(52)	—	(66) – (71)
Noncontrolling interests(a)	16	(5)	(8) – (10)	(5) – (7)
Income (loss) from continuing operations(a)(b)	(9)	84	—	97 – 107
EPS from continuing operations(a)(b)	$(0.19)	1.69	—	1.95 – 2.10

Operating profit margin	1.8%	5.3%	4.6% – 5.1%	6.4% – 6.9%

Effective income tax rate(a)	161.8%	37.0%	—	39.0%

Fixed assets acquired(d)
Capital expenditures	$101	97	100 – 110	95 – 105
Capital leases(e)	19	19	35	35
Total	$120	116	135 – 145	130 – 140

Depreciation and amortization of fixed assets(d)	$136	132	125 – 135	125 – 135

Adjusted EBITDA(a)(f)		291		305 – 330

Key Metrics	Revenues Change				Operating Profit Change		EPS Change
	2016 GAAP Outlook(c)	% Change vs. 2015	2016 Non-GAAP Outlook(a)	% Change vs. 2015	2016 GAAP Outlook(c)	2016 Non-GAAP Outlook(a)	2016 Non-GAAP Outlook(a)
Organic	175	6	140	5	97 – 112	43 – 58	0.40 – 0.55
Dispositions	(32)	(1)	(35)	(1)	—	5	0.10
Currency	(254)	(8)	(182)	(6)	(19)	(20)	(0.240)
Total	(111)	(4)	(77)	(3)	78 – 93	28 – 43	0.26 – 0.41

Amounts may not add due to rounding

Outlook for 2016

•	U.S. operating profit margin of 0.7% to 2%

•	Mexico operating profit margin of ~7%

(a)
See pages 14-18 for reconciliation to GAAP. The 2016 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2016 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

(b)	Attributable to Brink’s.

(c)	2016 GAAP outlook includes the actual impact of Venezuela operations through June, 30, 2016, but does not include any forecasted amounts from Venezuela operations for the second half of 2016.

(d)
2015 non-GAAP amounts exclude Venezuela capital expenditures of $4.3 million and Venezuela depreciation and amortization of fixed assets of $3.9 million. Depreciation and amortization of fixed assets does not include intangible asset amortization.

(e)	Includes capital leases for newly acquired assets only.

(f)	Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except for per share amounts)

	Second Quarter		First Half
	2016	2015	2016	2015

Revenues	$739.5	760.3	$1,461.3	1,536.4

Costs and expenses:
Cost of revenues	604.5	620.9	1,201.5	1,250.0
Selling, general and administrative expenses	106.7	120.0	217.0	232.3
Total costs and expenses	711.2	740.9	1,418.5	1,482.3
Other operating expense	6.2	34.0	6.9	55.8

Operating profit (loss)	22.1	(14.6)	35.9	(1.7)

Interest expense	(4.9)	(4.7)	(9.8)	(9.6)
Interest and other income	0.7	0.4	0.7	0.8
Income (loss) from continuing operations before tax	17.9	(18.9)	26.8	(10.5)
Provision for income taxes	14.5	7.6	23.9	23.1

Income (loss) from continuing operations	3.4	(26.5)	2.9	(33.6)

Income (loss) from discontinued operations, net of tax	—	0.1	—	(2.3)

Net income (loss)	3.4	(26.4)	2.9	(35.9)
Less net income (loss) attributable to noncontrolling interests	3.1	(13.5)	5.7	(20.0)

Net income (loss) attributable to Brink’s	$0.3	(12.9)	$(2.8)	(15.9)

Amounts attributable to Brink’s:
Continuing operations	0.3	(13.0)	(2.8)	(13.6)
Discontinued operations	—	0.1	—	(2.3)

Net income (loss) attributable to Brink’s	$0.3	(12.9)	$(2.8)	(15.9)

Income (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$0.01	(0.26)	$(0.06)	(0.28)
Discontinued operations	—	—	—	(0.05)
Net income (loss)	$0.01	(0.26)	$(0.06)	(0.32)

Diluted:
Continuing operations	$0.01	(0.26)	$(0.06)	(0.28)
Discontinued operations	—	—	—	(0.05)
Net income (loss)	$0.01	(0.26)	$(0.06)	(0.32)

Weighted-average shares
Basic	49.9	49.3	49.7	49.2
Diluted	50.3	49.3	49.7	49.2

(a)	Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

Selected Cash Flow Information

	First Half
	2016	2015

Property and equipment acquired during the year
Capital expenditures(a)
Largest 5 Markets	$29.6	$22.0
Global Markets	9.6	7.3
Payment Services	0.6	0.7
Corporate items	2.7	4.3
Capital expenditures - non-GAAP	42.5	34.3
Venezuela	2.5	0.9
Capital expenditures - GAAP	45.0	35.2

Capital Leases(b)
Largest 5 Markets	12.7	6.2
Capital leases - GAAP and non-GAAP	12.7	6.2

Total
Largest 5 Markets	42.3	28.2
Global Markets	9.6	7.3
Payment Services	0.6	0.7
Corporate items	2.7	4.3
Total - non-GAAP	55.2	40.5
Venezuela	2.5	0.9
Total - GAAP	$57.7	$41.4

Depreciation and amortization(a)
Largest 5 Markets	$45.5	$48.5
Global Markets	12.6	14.0
Payment Services	1.3	1.6
Corporate items	5.4	5.3
Depreciation and amortization - non-GAAP	64.8	69.4
Venezuela	0.3	3.8
Depreciation and amortization - GAAP	$65.1	$73.2

(a)	Capital expenditures as well as depreciation and amortization related to Venezuela have been excluded from Global Markets.

(b)
Represents the amount of property and equipment acquired using capital leases. Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2015 and 2016 (Unaudited)
(In millions, except for percentages)

	Revenues
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	First Half
Revenues:
U.S.	$183.6	184.1	182.6	180.1	730.4	$178.8	182.5	361.3
France	105.7	107.4	110.8	107.6	431.5	104.8	107.9	212.7
Mexico	85.7	85.1	80.4	81.8	333.0	74.9	77.3	152.2
Brazil	73.8	67.7	63.6	65.3	270.4	60.0	66.9	126.9
Canada	38.8	39.6	37.9	37.4	153.7	35.9	38.2	74.1
Largest 5 Markets	487.6	483.9	475.3	472.2	1,919.0	454.4	472.8	927.2
Latin America	90.8	91.2	91.7	96.2	369.9	79.2	85.0	164.2
EMEA	115.7	112.3	111.5	105.2	444.7	95.4	96.2	191.6
Asia	38.7	38.6	39.7	40.4	157.4	39.0	41.5	80.5
Global Markets	245.2	242.1	242.9	241.8	972.0	213.6	222.7	436.3
Payment Services	22.8	22.1	21.7	19.3	85.9	20.9	21.0	41.9
Revenue - non-GAAP	755.6	748.1	739.9	733.3	2,976.9	688.9	716.5	1,405.4

Other items not allocated to segments(a)	20.5	12.2	19.3	32.5	84.5	32.9	23.0	55.9
Revenues - GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	1,461.3

	Operating Profit
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	First Half
Operating profit:
U.S.	$8.3	6.4	1.4	(1.0)	15.1	$(2.2)	(1.5)	(3.7)
France	4.1	6.7	13.7	10.2	34.7	4.5	10.1	14.6
Mexico	7.9	4.5	3.4	8.4	24.2	3.2	3.1	6.3
Brazil	6.1	2.1	3.7	11.9	23.8	6.1	2.5	8.6
Canada	1.7	2.4	3.6	3.0	10.7	1.8	1.4	3.2
Largest 5 Markets	28.1	22.1	25.8	32.5	108.5	13.4	15.6	29.0
Latin America	16.5	19.2	17.6	23.0	76.3	17.5	20.8	38.3
EMEA	8.2	9.1	9.4	9.0	35.7	6.9	9.9	16.8
Asia	6.5	5.9	7.1	9.2	28.7	6.4	7.0	13.4
Global Markets	31.2	34.2	34.1	41.2	140.7	30.8	37.7	68.5
Payment Services	0.5	(3.7)	(2.0)	(2.0)	(7.2)	—	(2.0)	(2.0)
Corporate items	(19.2)	(22.0)	(20.9)	(23.1)	(85.2)	(13.1)	(13.4)	(26.5)
Operating profit - non-GAAP	40.6	30.6	37.0	48.6	156.8	31.1	37.9	69.0

Other items not allocated to segments(a)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)	(15.8)	(33.1)
Operating profit (loss) - GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8	22.1	35.9

	Margin
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	First Half
Margin:
U.S.	4.5%	3.5	0.8	(0.6)	2.1	(1.2)%	(0.8)	(1.0)
France	3.9	6.2	12.4	9.5	8.0	4.3	9.4	6.9
Mexico	9.2	5.3	4.2	10.3	7.3	4.3	4.0	4.1
Brazil	8.3	3.1	5.8	18.2	8.8	10.2	3.7	6.8
Canada	4.4	6.1	9.5	8.0	7.0	5.0	3.7	4.3
Largest 5 Markets	5.8	4.6	5.4	6.9	5.7	2.9	3.3	3.1
Latin America	18.2	21.1	19.2	23.9	20.6	22.1	24.5	23.3
EMEA	7.1	8.1	8.4	8.6	8.0	7.2	10.3	8.8
Asia	16.8	15.3	17.9	22.8	18.2	16.4	16.9	16.6
Global Markets	12.7	14.1	14.0	17.0	14.5	14.4	16.9	15.7
Payment Services	2.2	(16.7)	(9.2)	(10.4)	(8.4)	—	(9.5)	(4.8)
Corporate items	(2.5)	(2.9)	(2.8)	(3.2)	(2.9)	(1.9)	(1.9)	(1.9)
Operating profit - non-GAAP	5.4	4.1	5.0	6.6	5.3	4.5	5.3	4.9

Other items not allocated to segments(a)	(3.7)	(6.0)	(1.7)	(2.3)	(3.5)	(2.6)	(2.3)	(2.4)
Operating profit (loss) - GAAP	1.7%	(1.9)	3.3	4.3	1.8	1.9%	3.0	2.5

(a)	See pages 12-13 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Other items not allocated to segments

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	First Half

Revenues:
Venezuela operations	$20.5	12.2	19.3	32.5	84.5	$32.1	21.5	53.6
Acquisitions and dispositions	—	—	—	—	—	0.8	1.5	2.3
Revenues	$20.5	12.2	19.3	32.5	84.5	$32.9	23.0	55.9

Operating profit:
Venezuela operations	$(17.9)	(39.1)	(0.8)	10.1	(47.7)	$1.8	0.9	2.7
Reorganization and Restructuring	(1.5)	1.2	(2.9)	(12.1)	(15.3)	(6.0)	(2.1)	(8.1)
U.S. and Mexican retirement plans	(8.3)	(7.6)	(8.0)	(7.3)	(31.2)	(7.3)	(8.1)	(15.4)
Acquisitions and dispositions	—	0.3	—	(6.3)	(6.0)	(5.8)	(6.5)	(12.3)
Operating profit	$(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	$(17.3)	(15.8)	(33.1)

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, including expenses related to currency devaluations of $7.4 million and $26.6 million in the first half of 2016 and 2015, respectively, due to management’s inability to allocate, generate or redeploy resources in-country or globally. In light of these unique circumstances, our operations in Venezuela are largely independent of the rest of our global operations. As a result, the Chief Executive Officer, the Company's Chief Operating Decision Maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results. Additionally, management believes excluding Venezuela from segment results makes it possible to more effectively evaluate the company’s performance between periods.

Factors considered by management in excluding Venezuela results include:

•	Continued inability to repatriate cash to redeploy to other operations or dividend to shareholders

•	Highly inflationary environment

•	Fixed exchange rate policy

•	Continued currency devaluations and

•	Difficulty raising prices and controlling costs

Reorganization and Restructuring Brink’s reorganized and restructured its business in December 2014, eliminating the management roles and structures in its former Latin America and EMEA regions and implementing a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions across its global workforce.  Severance costs of $21.8 million associated with these actions were recognized in 2014. An additional $0.3 million was recognized in the first half of 2015 related to the 2014 restructuring. The restructuring saved annual direct costs of approximately $50 million in 2015 compared to 2014, excluding charges for severance, lease termination and accelerated depreciation. Brink's initiated an additional restructuring of its business in the third quarter of 2015. We recognized $4.4 million of costs in the first six months of 2016 related to employee severance, contract terminations and lease terminations associated with the 2015 restructuring, which is expected to reduce the global workforce by approximately 1,000 positions and is projected to result in $20 to $25 million in 2016 cost savings. In the fourth quarter of 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $3.8 million in charges in the first six months of 2016 related to these restructuring actions. All expenses related to the Executive Leadership and Board of Directors restructuring actions have been paid in cash as of June 30, 2016.
U.S. and Mexican retirement plans  Because our U.S. retirement plans are frozen, costs related to these plans have not been allocated to segment results. Mexico is the only operating segment in which employee termination benefits are accounted for as retirement benefits under FASB ASC Topic 715, Compensation — Retirement Benefits. As a result, settlement charges related to these termination benefits have not been allocated to segment results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation are included in items not allocated to segments and are excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations are treated similarly to the Republic of Ireland. Revenues from both Ireland operations to be shut down in 2016 were approximately $20 million in 2015. Charges included in our GAAP results include $4.6 million in severance costs, $1.8 million in property impairment charges and an additional $4.0 million in operating and other exit costs. These costs have been excluded from our segment and our consolidated non-GAAP results. Brink's expects it could recognize additional operating and disposition-related costs of up to approximately $5 million later this year. International shipments to and from Ireland will continue to be provided through Brink’s Global Services. We also recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described in detail on pages 12-13, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2016 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2016 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP information is intended to provide information to assist analysts and investors with comparability and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance. In addition, Brink’s believes the measures will help analysts and investors assess the ongoing operations of both our consolidated business and individual segments. Management uses non-GAAP results to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business after adjusting for special items that are not reflective of the normal earnings of our business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '15			YTD '16
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
Non-GAAP	$62.4	23.1	37.0%	$59.9	23.3	38.9%
Other items not allocated to segments(b)	(72.9)	(3.9)		(33.1)	(1.4)
Income tax rate adjustment(c)	—	3.9		—	2.0
GAAP	$(10.5)	23.1	(220.0)%	$26.8	23.9	89.2%

2016
2Q
EPS:
Constant currency basis - Non-GAAP	$0.48
Effect of changes in currency exchange rates(a)	(0.10)
Non-GAAP	0.38
Other items not allocated to segments(b)	(0.34)
Income tax rate adjustment(c)	(0.02)
GAAP	$0.01

Amounts may not add due to rounding.

(a)
See footnote (b) on page 5 for currency definition and calculation between periods. For non-GAAP EPS on a constant currency basis, EPS is calculated for the most recent period at the prior period's foreign currency rates to eliminate the currency impact on EPS.

(b)
See “Other Items Not Allocated To Segments” on pages 12-13 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of operations.

(c)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 39.0% for 2016 and was 37.0% for 2015.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	First Half

Revenues:
Non-GAAP	$755.6	748.1	739.9	733.3	2,976.9	$688.9	716.5	1,405.4
Other items not allocated to segments(b)	20.5	12.2	19.3	32.5	84.5	32.9	23.0	55.9
GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	1,461.3

Operating profit (loss):
Non-GAAP	$40.6	30.6	37.0	48.6	156.8	$31.1	37.9	69.0
Other items not allocated to segments(b)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)	(15.8)	(33.1)
GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8	22.1	35.9

Taxes:
Non-GAAP	$13.4	9.7	12.2	17.0	52.3	$10.2	13.1	23.3
Other items not allocated to segments(b)	(3.9)	—	(1.5)	19.6	14.2	(2.0)	0.6	(1.4)
Income tax rate adjustment(c)	6.0	(2.1)	3.4	(7.3)	—	1.2	0.8	2.0
GAAP	$15.5	7.6	14.1	29.3	66.5	$9.4	14.5	23.9

Noncontrolling interests:
Non-GAAP	$0.8	1.8	0.8	1.5	4.9	$1.1	1.6	2.7
Other items not allocated to segments(b)	(6.2)	(16.5)	(1.4)	2.9	(21.2)	1.1	1.2	2.3
Income tax rate adjustment(c)	(1.1)	1.2	0.2	(0.3)	—	0.4	0.3	0.7
GAAP	$(6.5)	(13.5)	(0.4)	4.1	(16.3)	$2.6	3.1	5.7

Income from continuing operations attributable to Brink's:
Non-GAAP	$21.9	14.8	20.1	27.4	84.2	$14.9	19.0	33.9
Other items not allocated to segments(b)	(17.6)	(28.7)	(8.8)	(38.2)	(93.3)	(16.4)	(17.6)	(34.0)
Income tax rate adjustment(c)	(4.9)	0.9	(3.6)	7.6	—	(1.6)	(1.1)	(2.7)
GAAP	(0.6)	(13.0)	7.7	(3.2)	(9.1)	(3.1)	0.3	(2.8)
Reconciliation to net income (loss):
Discontinued operations	(2.4)	0.1	(0.1)	(0.4)	(2.8)	—	—	—
Net income (loss) attributable to Brink's	$(3.0)	(12.9)	7.6	(3.6)	(11.9)	$(3.1)	0.3	(2.8)

EPS:
Non-GAAP	$0.44	0.30	0.40	0.55	1.69	$0.30	0.38	0.68
Other items not allocated to segments(b)	(0.36)	(0.58)	(0.18)	(0.77)	(1.87)	(0.33)	(0.34)	(0.68)
Income tax rate adjustment(c)	(0.10)	0.02	(0.07)	0.15	—	(0.03)	(0.02)	(0.05)
GAAP	$(0.01)	(0.26)	0.16	(0.07)	(0.19)	$(0.06)	0.01	(0.06)

Non-GAAP margin	5.4%	4.1%	5.0%	6.6%	5.3%	4.5%	5.3%	4.9%

Amounts may not add due to rounding.

See page 14 for footnote explanations.

The Brink’s Company and subsidiaries
Adjusted EBITDA (Unaudited)
(In millions)

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Adjusted EBITDA
Income from continuing operations - Non-GAAP(a)(b)	$7.3	8.1	5.7	28.3	49.4	$21.9	14.8	20.1	27.4	84.2
Interest expense - Non-GAAP(a)	5.7	5.9	6.6	5.1	23.3	4.9	4.7	4.8	4.5	18.9
Income tax provision - Non-GAAP(a)	6.9	8.5	6.7	24.8	46.9	13.4	9.7	12.2	17.0	52.3
Depreciation and amortization - Non-GAAP(a)	38.9	38.9	37.5	37.1	152.4	34.9	34.5	33.1	33.5	136.0
Adjusted EBITDA	$58.8	61.4	56.5	95.3	272.0	$75.1	63.7	70.2	82.4	291.4

	2016
	1Q	2Q	First Half

Adjusted EBITDA
Income from continuing operations - Non-GAAP(a)(b)	$14.9	19.0	33.9
Interest expense - Non-GAAP(a)	4.8	4.9	9.7
Income tax provision - Non-GAAP(a)	10.2	13.1	23.3
Depreciation and amortization - Non-GAAP(a)	32.1	32.7	64.8
Adjusted EBITDA	$62.0	69.7	131.7

(a)	Non-GAAP amounts exclude the impact of "Other Items Not Allocated to Segments" on the respective line items on the consolidated statements of operations.

(b)
See page 15 for reconciliation of 2015 and 2016 non-GAAP revenue and non-GAAP income from continuing operations to GAAP revenue and GAAP net income (loss). See page 17 for reconciliation of 2014 non-GAAP revenue and non-GAAP income from continuing operations to GAAP revenue and GAAP net income (loss).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP - Other (Unaudited)
(In millions)

	2014
	1Q	2Q	3Q	4Q	Full Year

Revenues:
Non-GAAP	$818.3	836.7	847.4	848.1	3,350.5
Other items not allocated to segments(a)	131.3	22.3	25.1	33.1	211.8
GAAP	$949.6	859.0	872.5	881.2	3,562.3

Income from continuing operations attributable to Brink's:
Non-GAAP	$7.3	8.1	5.7	28.3	49.4
Other items not allocated to segments(a)	(59.9)	(10.3)	20.5	(54.5)	(104.2)
Income tax rate adjustment(b)	(6.4)	3.1	2.6	0.7	—
GAAP	(59.0)	0.9	28.8	(25.5)	(54.8)
Reconciliation to net income (loss):
Discontinued operations	0.5	0.7	(8.6)	(21.7)	(29.1)
Net income (loss) attributable to Brink's	$(58.5)	1.6	20.2	(47.2)	(83.9)

(a)	Refer to the 2015 Fourth Quarter press release exhibit 99.1 on Form 8-K filed February 4, 2016 for details.

(b)
Non-GAAP income from continuing operations has been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 45.7% for 2014.

The Brink’s Company and subsidiaries
Reconciliation of Non-GAAP to GAAP 2016 Outlook (Unaudited)
(In millions, except for percentages and per share amounts)

	2016 Non-GAAP Outlook	Other Items Not Allocated to Segments	2016 GAAP Outlook

Revenues(a)	~2,900	50	~2,950
Operating profit (loss)(b)	185 – 200	(50)	135 – 150
Nonoperating expense(a)	(17)	—	(17)
Provision for income taxes(b)(d)	(66) – (71)	—	—
Noncontrolling interests(c)	(5) – (7)	(3)	(8) – (10)
Income (loss) from continuing operations(b)(d)	97 – 107	—	—
EPS from continuing operations(b)(d)	1.95 – 2.10	—	—

Operating profit margin(b)	6.4% – 6.9%	(1.80)%	4.6% – 5.1%

Effective income tax rate(b)(d)	39.0%	—	—

Fixed asset acquired
Capital expenditures(c)	95 – 105	5	100 – 110
Capital leases	35	—	35
Total	130 – 140	5	135 – 145

Depreciation and amortization of fixed assets	125 – 135	—	125 – 135

Amounts may not add due to rounding.

(a)	Non-GAAP outlook excludes the impacts of Venezuela operations and acquisitions and dispositions.

(b)	Non-GAAP outlook excludes the impacts of Venezuela operations, reorganization and restructuring, U.S. and Mexican retirement plans, and acquisitions and dispositions.

(c)	Non-GAAP outlook excludes the impacts of Venezuela operations.

(d)
The 2016 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, and the effective income tax rate cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2016 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, and the effective income tax rate.